EXHIBIT 21.1

PAREXEL INTERNATIONAL CORPORATION

LIST OF SUBSIDIARIES OF THE COMPANY

(As of June 30, 2010)

SUBSIDIARY	Percentage Ownership
PAREXEL International S.A.	100%
PAREXEL International Pty Ltd	100%
PAREXEL Belgium SPRL	100%
PAREXEL International Pesquisas Clinicas Ltda.	100%
PAREXEL International (BVI) Corp.	100%
PAREXEL International (Canada), Ltd.	100%
PAREXEL International (Cayman) Corp.	100%
PAREXEL International y Compania Limitada	100%
PAREXEL China Co. Ltd.	100%
CSM Pharma Service Co. Ltd.	100%
PAREXEL International d.o.o. (Croatia)	100%
PAREXEL International Czech Republic S.R.O.	100%
PAREXEL Denmark A/S	100%
PAREXEL Finland OY	100%
PAREXEL International SARL	100%
PAREXEL International GmbH	100%
PAREXEL International Holding Germany GmbH	100%
PAREXEL International (Hong Kong) Company Limited	100%
PAREXEL Hungary Limited	100%
BVUD Research (India) Private Limited	100%
PAREXEL International (India) Private Limited	100%
PAREXEL International Synchron Private Limited	75%
Synchron Research Services Pvt. Ltd.	19.5%
PT PAREXEL International Indonesia	100%
PAREXEL International (Lansal) Ltd.	100%
PAREXEL International SRL	100%
PAREXEL International Inc.	100%
PAREXEL Korea Co., Ltd.	100%
PAREXEL International UAB	100%
PAREXEL International (Malaysia) SDN BHD	100%
PAREXEL International Mexico S.A. DE C.V.	100%
PAREXEL International Mexico Services S.A. DE C.V.	100%
Mirai Placebo B.V.	100%
PAREXEL Dutch Holding C.V.	100%
PAREXEL International Holding B.V.	100%
PAREXEL Nederland B.V.	100%
PAREXEL Norway AS	100%
PAREXEL Russia AS	100%
PAREXEL International (Peru) S.A.	100%
PAREXEL Clinical Research (Philippines) Ltd. Corp.	100%
PAREXEL Polska SP ZOO	100%
PAREXEL International Romania SRL	100%
PAREXEL International (RUS) LLC	100%
PAREXEL International d.o.o. (Serbia)	100%
PAREXEL International (Singapore) Pte. Ltd.	100%
FARMOVS PAREXEL (Proprietary) Limited	70%
PAREXEL International (South Africa) Pty Ltd	100%
PAREXEL International Co., Ltd. (Taiwan)	100%
PAREXEL International, S.L.	100%
PAREXEL Sweden AB	100%
PAREXEL IP AG	100%
PAREXEL International (Thailand) Co., Ltd.	100%
PAREXEL Ukraine LLC	100%
ClinPhone Developments Ltd.	100%
Perceptive eClinical Limited	100%
ClinPhone Limited	100%
Castlegate 211 Limited	100%
Castlegate 252 Limited	100%
Castlegate 283 Limited	100%
Castlegate 284 Limited	100%
Random Access Services Ltd.	100%
Allo Language Services Ltd.	100%

SUBSIDIARY	Percentage Ownership
FWPS Group Ltd.	100%
PAREXEL International (UK) Limited	100%
PAREXEL International Holding UK Limited	100%
PAREXEL International Limited	100%
PAREXEL MMS Europe Limited	100%
Perceptive Informatics UK Limited	100%
ClinPhone California Inc.	100%
PPSI, Inc.	100%
Bio/pharmAccelerator Management Company LLC	100%
Perceptive Services, Inc.	100%
DataLabs Inc.	100%
MMSQI, Inc.	100%
PAREXEL Government Services, Inc.	100%
PAREXEL International Dutch Holding LLC	100%
PAREXEL International Holding Corporation	100%
PAREXEL International, LLC	100%
PAREXEL Medical Marketing Services (NJ), LLC	100%
Perceptive Informatics, Inc.	100%
PAREXEL International Trust	100%
The Center for Bio-Medical Communication, Inc.	100%
PAREXEL (IMC), Inc.	100%
PAREXEL International Medical Marketing Services, Inc.	100%